                                                                  EXHIBIT 10.8.2



                                OPTION AGREEMENT
                                   (B Option)

       This Option Agreement ("AGREEMENT"), made and entered into as of September 30, 1996, is by and between Titan Exploration, Inc., a Delaware corporation (the "COMPANY"), and [see Schedule I attached hereto] (the "OPTIONEE").

                                  WITNESSETH:

       WHEREAS, in connection with the "Reorganization" (as defined in the Plan), an Option Plan ("PLAN") was adopted by the Company, effective as of September 30, 1996 ("PLAN DATE"), for certain officers and management level employees of Company and its consolidated subsidiaries, in replacement of the Option Plan previously adopted for such persons by Titan Resources, L.P. ("PARTNERSHIP") as of March 31, 1995;

       WHEREAS, the Optionee is eligible to participate in the Plan and the Company has authorized the grant to Optionee of an option to acquire shares of Common Stock, par value $.01, of the Company ("SHARES") pursuant to the Plan and upon the terms set forth herein;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, Company and Optionee hereby agree as follows:

       1. Certain Definitions. Terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan; and the following terms shall have the following meanings:

              "Companies" means the Company and any of its wholly-owned subsidiaries.

              "Expiration Date" means 6:00 P.M., Midland, Texas time, on March 31, 2001.

              "Initial Partnership Buy-In Price" means the initial aggregate cash contributions made to the Partnership by its limited partners pursuant to and as required by the first sentence of Article III,
       Section 3.1(b) of the Partnership's Agreement of Limited Partnership.

              "Liquidating Transaction" means the sale of all partnership interests in the Partnership, the sale of all of the Shares in the Company or the sale of substantially all of the assets of the Company or the Partnership to an unrelated third party in an arms length transaction with the purchase price payable in cash.

              "Realized Equity Value" means, on any date, the cumulative total of all cash and the fair market value, as determined by the Board, of all other properties or securities which (i) had been distributed by the Partnership to its Partners before the Effective Date (excluding any distributions made or authorized to be made solely for the purposes of permitting Partners to pay their individual income tax liabilities resulting from their allocable share of Partnership income), (ii) has been distributed by the Company to holders of the Shares initially issued on the Effective Date (the "INITIAL SHARES"), and (ii) has not yet been distributed to holders of such Initial Shares, but has been duly authorized, by action of the Board, to be distributed to holders of the Initial Shares. In addition, at the sole discretion of the Board, Realized Equity Value may also include an additional amount consisting of proceeds from a Liquidating Transaction not yet distributed or authorized for distribution to holders of the Initial Shares or an amount which the Board determines would be available for distribution to holders of the Initial Shares if a Liquidating Transaction were assumed to occur as of such date (regardless of the likelihood of the occurrence of any such Liquidating Transaction).

              "Realized Equity Value Date" means a date on which the Board shall have made a determination of the Realized Equity Value.

       2. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Company hereby irrevocably grants to the Optionee the right and option (the "OPTION") to purchase [see Schedule I attached hereto] Shares, subject to adjustment in accordance with the provisions of Section 7 of this Agreement.

       3. Option Price. The price to be paid by Optionee to the Company for each Share purchased pursuant to the exercise of this Option ("OPTION PRICE") shall be $2.08 per share; provided, however, that the Option Price shall be subject to adjustment in accordance with the provisions of Section 7 of this Agreement.

       4.     Vesting of Right to Exercise Option.

       (a) Except as otherwise provided in this Agreement, the right to exercise this Option shall vest on the first Realized Equity Value Date on which the Realized Equity Value equals or exceeds the Initial Partnership Buy-In Price multiplied by three. From and after such date of vesting, if any, Optionee may exercise this Option, subject to the terms and conditions set forth herein.

       (b) To the extent Optionee does not purchase all or any part of the Shares at the times this Option becomes exercisable, the Optionee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until this Option terminates or expires.


       (c) If Optionee's employment by the Companies is terminated (i) for "cause" pursuant to the terms of an employment agreement between Optionee and any of the Companies which defines termination for "cause" or (ii) if Optionee is not a party to an agreement described in clause (i), on account of fraud or dishonesty or other acts which the Board has determined are materially detrimental to the interests of the Companies, the Option shall automatically terminate as of the date of such termination.

       (d) If Optionee's employment by the Companies is terminated voluntarily by Optionee or by action of the Companies for reasons other than as specified in subsection (c), this Option may be exercised, but only (i) within three months after such termination (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Shares, if any, that could be purchased upon exercise of this Option at the date of termination of Optionee's employment.

       (e) In the event of Optionee's death or disability, this Option shall remain outstanding and may be exercised by the person who acquires this Option by will or the laws of descent and distribution, or by Optionee, as the case may be, but only (i) within the one year period following the date of death or disability (if otherwise prior to the date of expiration of this Option), and not thereafter, and (ii) to purchase the number of Shares that were subject to purchase upon exercise of this Option at the time of such death or disability.

       5. Restrictions on Exercise. The right to exercise the Option shall be subject to the following restrictions:

       (a) Vesting. Optionee shall have no right to exercise this Option to purchase any Shares for which Optionee's rights have not yet vested in accordance with Section 4.

       (b) No Fractional Shares. The Option may be exercised only with respect to full Shares.

       (c) Compliance with Law. The Option may not be exercised in whole or in part, and no Shares shall be issued nor certificates representing such Shares (if any) delivered pursuant to any exercise of the Option, if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options or the issuance and sale of Shares shall not have been obtained or if such exercise or issuance would violate any applicable law.

       (d) Exercise by Optionee. The Option shall only be exercisable by the Optionee and by any transferee who has received such Option pursuant to
Section 4(e).

       6.     Exercise of Option.

       (a) Subject to the other terms and provisions of this Agreement, the Option shall be exercisable by written notice timely given to the Company by the Optionee (the "EXERCISE NOTICE"), which notice (i) shall state the number of Shares that the Optionee then desires to purchase, and (ii) shall be accompanied by payment in full of the Option Price for each of such Shares.


       (b) Payment of the Option Price shall be made by the following methods, or any combination thereof:

              (i)    by cash;

              (ii) by delivery of Optionee's secured promissory note in the form attached hereto as Attachment I; or

              (iii) if the Shares are Publicly Traded at the time of exercise, by surrender of Shares owned by the Optionee (the "PAYMENT SHARES"), the aggregate Market Price of which shall be credited against the Option Price; provided, however, that in lieu of actually tendering the Payment Shares, the Optionee may make a constructive exchange of such Payment Shares ("CONSTRUCTIVE EXCHANGE") pursuant to the procedures set forth in subsection (c) of this Section.

       (c) Optionee shall notify the Company in writing of any election to pay all or a portion of the Option Price using a Constructive Exchange (which notice may be included in the Exercise Notice). Such notice shall specify the number of Payment Shares to be used in the Constructive Exchange and shall include (i) a notarized statement attesting to the number of Payment Shares, if any, that are held by a registered securities broker for the Optionee in "street name", and (ii) the certificate numbers for all Shares, if any, registered in the name of Optionee. Upon receipt of such notice and the required information referred to in the immediately preceding sentence, the Company shall confirm ownership of the Payment Shares by reference to Company records. Upon such confirmation, the Company shall treat the Payment Shares as being constructively exchanged, and accordingly, the Company shall issue to the Optionee a net number of Shares equal to (i) the number of Shares subject to the option exercise for which the Constructive Exchange is being exercised, less (ii) the number of Payment Shares. The Optionee may elect to exercise using a Constructive Exchange any number of times in succession, subject to compliance with the procedures set forth herein.

       (d) Unless the Company and Optionee shall make mutually acceptable alternative arrangements, at the time of exercise of the Option, Optionee shall pay to the Company any federal, state and local taxes required by law to be paid or withheld in connection with such exercise, which payment shall be made in cash or by delivery of Optionee's secured promissory note in the form attached hereto as Attachment I.

       7.     Recapitalization or Reorganization; Adjustments.

       (a) The existence of this Option shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of additional Company Securities with priority over Shares or otherwise affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other partnership act or proceeding.

       (b) If (i) the Company merges, consolidates or reconstitutes with or into any other entity (in a situation in which the Company is not the surviving entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, or (iii) the Company is to be dissolved and liquidated (each such event is referred to herein as a "FUNDAMENTAL CHANGE"), the Company shall, at its sole discretion, either (A) declare any portion of the Option which has not then vested to be vested, so that the Optionee shall have an opportunity to exercise the Option prior to the consummation of the Fundamental Change, or (B) make or cause to be made lawful and adequate provision whereby, upon the due exercise of the Option after the effective date of such Fundamental Change, the Optionee shall be entitled to purchase under this Option, in lieu of the number of Shares as to which this Option shall be exercisable, the number and class of Shares or other securities or property to which the Optionee would have been entitled pursuant to the terms of the

Fundamental Change if, immediately prior to any such Fundamental Change, Optionee had been the holder of record of the number of Shares as to which this Option is exercisable.

       (c) If the Company subdivides its outstanding Shares into a greater number of Shares, the Option Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of Shares then subject to the Option shall be proportionately increased. Conversely, if the outstanding number of Shares of the Company are combined into a smaller number of Shares, the Option Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares then subject to the Option shall be proportionately reduced.

       8.     Termination of Option.  Unless terminated earlier pursuant to
Section 4 hereof, this Option shall terminate upon the first to occur of the
(i) the Expiration Date, or (ii) the date on which Optionee purchases, or in writing surrenders his right to purchase, all Shares or other securities then subject to the Option.

       9. Restriction on Transfer of Option. The Option may not be sold, assigned, hypothecated or transferred, except by will or by the laws of descent and distribution. Any attempted transfer of the Option in violation of this provision shall be void and of no effect whatsoever.

       10. Certain Rights Incident to Divorce. If an interest in the Option is required by law to be transferred to a spouse of Optionee pursuant to an order of a court in a divorce proceeding (notwithstanding the provisions of Section 9 hereof), Optionee shall nevertheless retain all rights with respect to the exercise of the Option and any interest of such spouse shall be subject to such rights of Optionee. In addition, if it is determined that Optionee will be required to pay any taxes attributable to the interest of the spouse in the Option, any tax liability of Optionee which is attributable to such spouse's interest shall be taken into account, and shall reduce such spouse's interest in this Option.

       11. Rights as a Shareholder. Optionee shall have no rights as a shareholder of the Company with respect to any Shares covered by the Option until the exercise of the Option.

       12. Additional Documents. The Company and the Optionee will, upon request of the other party, promptly execute and deliver all additional documents, and take all such further action, reasonably deemed by such party to be necessary, appropriate or desirable to complete and evidence the sale, assignment and transfer of the Shares pursuant to this Agreement.

       13.    Representations, Warranties and Covenants of Optionee.

       (a) The Optionee acknowledges that neither the Option nor the Shares covered thereby have been registered under the Securities Act of 1933 (the "1933 ACT") or the Texas Securities Act (the "TEXAS ACT") on the grounds that the issuance of the Option is, and the sale of any Shares pursuant to the exercise of the Option will be, exempt from registration under one or more provisions of each of such acts. The Optionee further understands that in determining the availability and applicability of such exemptions and in executing and delivering this Agreement and issuing and delivering any Shares upon exercise of the Option, the Company has relied and will rely upon the representations, warranties and covenants made by the Optionee herein and in any other documents which he may hereafter deliver to the Company. Accordingly, the Optionee represents and warrants to and covenants and agrees with the Company as follows:

              (i) the Optionee is acquiring and will hold the Option, and will acquire and hold all securities which he acquires upon exercise of the Option, for his own account for investment and not with a view to any sale or distribution of all or any part thereof; and

              (ii) the Optionee will hold all securities acquired by him upon exercise of the Option, as well as any and all other securities issued in respect thereof, subject to all applicable provisions of the 1933 Act, the Texas Act and all rules and regulations promulgated under each of such acts, and will not at any time make any sale, transfer, pledge or other disposition or encumbrance of any of such securities in the absence of an effective registration statement for such securities under the 1933 Act, the Texas Act and any other applicable state securities laws or an applicable exemption from the registration requirements of the 1933 Act, the Texas Act any other applicable state securities laws.

       (b) The Optionee agrees (i) that the certificates representing the Shares or other securities purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Shares or other securities purchased under this Option on the transfer records of the Company unless the Company is provided with an opinion of counsel in form and substance satisfactory to the Company confirming that such proposed transfer would not constitute a violation of any applicable securities laws, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares or other securities purchased under this Option.

       (c) Optionee acknowledges that the value of the Option over its life will be speculative and uncertain and consequently, the Optionee may ultimately realize no value from the Option.

       14. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the earlier of the date of receipt by the party to whom the notice is given or five (5) days after being mailed by certified or registered United States mail, postage prepaid, addressed to the appropriate party at the address shown beside such party's signature below or at such other address as such party shall have theretofore designated by written notice given to the other party.

       15. Entirety and Modification. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, between such parties relating to such subject matter. No modification, alteration, amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

       16. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible, and such provision shall be deemed inoperative to the extent it is unenforceable, nd in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

       17. Gender. Words used in this Agreement which refer to Optionee and denote the male gender shall also be deemed to include the female gender or the neuter gender when appropriate.

       18. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenient reference only and shall not be construed to enlarge, diminish or otherwise change the express provisions hereof.

       19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE TEXAS PRINCIPLES OF CONFLICTS OF LAW).

       20. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                           TITAN EXPLORATION, INC.




500 West Texas                             By
Suite 500                                    -----------------------------------
Midland, Texas  79701

                                           [THE OPTIONEE]



                                           [see Schedule I attached hereto]
-----------------------------------        -------------------------------------


-----------------------------------
       [Address]

                                   SCHEDULE 1


                                                               Number of Shares
Name                              Option Type                 Subject to Option
----                              -----------                 -----------------
Jack D. Hightower                   B Option                         94,674


Jack D. Hightower                   B Option                         94,674
Separate Property

George G. Staley                    B Option                        111,725


Thomas H. Moore                     B Option                         24,097


Dan P. Colwell                      B Option                         23,691


Rodney C. Woodard                   B Option                         24,241


John L. Benfatti                    B Option                          8,105

Susan D. Rowland                    B Option                          1,653


Linda Nicholson                     B Option                            551


Carol R. Farmer                     B Option                            551


Thomas Tomerlin                     B Option                          1,102


Carol S. Thompson                   B Option                            275


Carolyn M. Dean                     B Option                            275


Lisa M. Huggins                     B Option                            275


Lawrence H. Wagner                  B Option                            551


Karen I. LeBus                      B Option                            275


Therese A. Cone                     B Option                            275

Ronald L. Lechwar                   B Option                            275
